UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

INOVALON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 19, 2018, Jason B. Capitel has been promoted to the position of Chief Operating Officer of Inovalon Holdings, Inc. (the “Company”).  Mr. Capitel, age 46, previously served as the Company’s Chief Revenue Officer, a position he held since January 2018.

Prior to joining the Company as Chief Revenue Officer in January 2018, Mr. Capitel served as the Chief Revenue Officer for SecureWorks, a division of Dell Technologies, from January 2017 to October 2017.  Prior to this role, Mr. Capitel served in expanding sales and operations roles at EMC Corporation from 2003 through 2017, culminating in his serving as Chief Revenue Officer for EMC's Enterprise Content Division where he was responsible for all global go to market and revenue generating activities. During his time at EMC, Mr. Capitel also served as Chief Operating Officer for EMC’s EMEA division overseeing the operations of many EMC business units and functions in EMEA, including its RSA security division, the Information Intelligence Group, inside sales, marketing, channel, service provider, and alliance teams. Mr. Capitel received his Bachelor’s of Science Degree from Southern Illinois University.

There are no family relationships between Mr. Capitel and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.  No information is required to be disclosed with respect to Mr. Capitel pursuant to Item 404(a) of Regulation S-K other than with respect to the terms of his engagement with the Company, as described below.

Mr. Capitel is party to our standard Employment Agreement for executives, which has been previously filed. In connection with his promotion, Mr. Capitel’s Employment Agreement will be amended to provide for an increase of his annual compensation by $50,000 to $450,000 per year.  In addition, Mr. Capitel will receive a one-time equity award of $1,000,000 in the form of shares of restricted Class A common stock of the Company, issuable under the Company’s 2015 Omnibus Equity Incentive Plan, subject to approval by the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: April 20, 2018	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman